Exhibit 4(a)(5)

     Supplemental Indenture, dated as of September 1, 1995 (the "Supplemental Indenture"), made by and between Northwestern Public Service Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), the post office address of which is 33 Third Street, S.E., Huron, South Dakota 57350, and The Chase Manhattan Bank (National Association), a national banking association organized and existing under the laws of the United States of America (the "Trustee"), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, hereinafter mentioned, the post office address of which is 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York 11245;

     Whereas, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (the "Original Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

     Whereas, the Company has heretofore executed and delivered to the Trustee certain indentures supplemental to the Original Indenture dated as of August 15, 1993 and as of August 1, 1995 and, contemporaneously herewith, the Company has executed and delivered to the Trustee two certain indentures dated as of September 1, 1995 relating to New Mortgage Bonds of the 8.90% Series and New Mortgage Bonds of the 8.824% Series, respectively (the Original Indenture, as supplemented and amended by the aforementioned supplemental indentures and by this Supplemental Indenture being hereinafter referred to as the "Indenture"); and

     Whereas, the Company desires to create a new series of Bonds to be issued under the Indenture, to be known as New Mortgage Bonds, 6.99% Series due 2002 (the "New Mortgage Bonds of the 6.99% Series"), which New Mortgage Bonds of the 6.99% Series are to be issued in exchange for certain other bonds of the Company of like tenor and amount that were issued pursuant to a supplemental indenture to the Company's Indenture dated August 1, 1940; and

     Whereas, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

     Whereas, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     Now, Therefore, This Indenture Witnesseth:

     That Northwestern Public Service Company, in consideration of the exchange referred to above and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                           Article I
       Description Of Bonds Of The 6.99% Series Due 2002

     Section 1. The Company hereby creates a new series of Bonds to be known as "New Mortgage Bonds, 6.99% Series due 2002." The New Mortgage Bonds of the 6.99% Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

     The commencement of the first interest period for the New Mortgage Bonds of the 6.99% Series shall be September 1, 1995. The New Mortgage Bonds of the 6.99% Series shall mature September 1, 2002, and shall bear interest at the rate of 6.99% per annum, payable semi-annually on the first day of March and the first day of September in each year. The person in whose name any of the New Mortgage Bonds of the 6.99% Series are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such New Mortgage Bonds of the 6.99% Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 3.07(b) of the Indenture.

     The term "record date" as used in this Section with respect to any interest payment date shall mean February 15 or August 15, as the case may be, next preceding the semi-annual interest payment date, or, if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, State of New York, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     Section 2. The New Mortgage Bonds of the 6.99% Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. The New Mortgage Bonds of the 6.99% Series may be exchanged, upon surrender thereof, at the agency of the Company in the Borough of Manhattan, The City of New York, State of New York, for one or more new New Mortgage Bonds of the 6.99% Series of other authorized denominations, for the same aggregate principal amount, subject to the terms and conditions set forth in the Indenture.

     New Mortgage Bonds of the 6.99% Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges required to be paid with respect to such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

     Section 3. The New Mortgage Bonds of the 6.99% Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

          [Form Of Bond Of The 6.99% Series Due 2002]

              Northwestern Public Service Company
   (Incorporated under the laws of the State of South Dakota)
            New Mortgage Bond, 6.99% Series Due 2002

No. R-                                            $______________

     Northwestern Public Service Company, a corporation organized and existing under the laws of the State of Delaware (the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the sum of __________ dollars on the first day of September, 2002, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from September 1, 1995, payable semi-annually, on the first days of March and September in each year, at the rate of 6.99% per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any March 1 or September 1 will, subject to certain exceptions provided in the Supplemental Indenture dated as of September 1, 1995, be paid to the person in whose name this Bond is registered at the close of business on the immediately preceding February 15 or August 15, as the case may be. Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The Chase Manhattan Bank (National Association), the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

     The provisions of this New Mortgage Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     In Witness Whereof, Northwestern Public Service Company has caused this New Mortgage Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated:                        Northwestern Public Service Company


                              By
                                   Authorized Executive Officer
ATTEST:


     Authorized Executive Officer

                [Form of Trustee's Certificate]

     This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and Supplemental Indenture dated as of September 1, 1995.

                                                       The Chase Manhattan
                              Bank (National Association), as Trustee


                              By
                                   Authorized Officer

                   [FORM OF REVERSE OF BOND]

     This New Mortgage Bond of the 6.99% Series is one of a duly authorized issue of Bonds of the Company (the "Bonds"), of the series hereinafter specified, all issued and to be issued under and equally secured by a General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of August 1, 1993, executed by the Company to The Chase Manhattan Bank (National Association) (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description to the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This New Mortgage Bond of the 6.99% Series is one of a series designated as the "New Mortgage Bonds, 6.99% Series Due 2002" (the "New Mortgage Bonds of the 6.99% Series") of the Company issued under and secured by the Indenture and described in the supplemental indenture dated as of September 1, 1995 (the "Supplemental Indenture dated as of September 1, 1995"), between the Company and the Trustee, supplemental to the Indenture.

     New Mortgage Bonds of the 6.99% Series, of which this is one, are subject to redemption as follows:

     (I) At the option of the Company and upon the notice and in the manner and with the effect provided in the Indenture, all, but not less than all, of the New Mortgage Bonds of the 6.99% Series may be redeemed by the Company at any time, on or after September 1, 1997 and prior to maturity, upon payment of the Make-Whole Amount (as defined in Section 1 of Article III of the Supplemental Indenture dated as of September 1, 1995) for each of the New Mortgage Bonds of the 6.99% Series to be redeemed, together in each case with principal and accrued interest to the redemption date.

     (II) New Mortgage Bonds of the 6.99% Series shall be redeemed by the Company in the amounts required by the Supplemental Indenture dated as of September 1, 1995 on September 1 of each year, commencing in 1998, through the operation of the sinking fund for such bonds, upon payment of the principal amount thereof together with accrued interest to the redemption date.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereof, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of the holders of a majority in aggregate principal amount of the Bonds entitled to vote then outstanding, at a meeting of the holders of the Bonds called and held as provided in the Indenture, and by an affirmative vote of the holders of a majority in aggregate principal amount of the Bonds of any series or any tranche or tranches of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds or of any tranche or tranches of any series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium, if any, on this Bond.

     In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the New Mortgage Bonds of the 6.99% Series at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

                           Article II
        Issue Of New Mortgage Bonds Of The 6.99% Series

     Section 1. The Company hereby exercises the right to obtain the authentication of $25,000,000 principal amount of Bonds pursuant to the terms of Section 4.03 of the Indenture. All such Bonds shall be New Mortgage Bonds of the 6.99% Series.

     Section 2. Such New Mortgage Bonds of the 6.99% Series may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

                          Article III
                           Redemption

     Section 1. The New Mortgage Bonds of the 6.99% Series shall, upon the notice and in the manner and with the effect provided in Article Five of the Original Indenture, as amended by Section 3 of this Article III, be redeemable (otherwise than out of moneys specified in Section 2 of this Article III), at any time, on or after September 1, 1997 and prior to maturity, at the option of the Company, as a whole, upon payment of the principal amount of each of the New Mortgage Bonds of the 6.99% Series to be redeemed, and accrued interest thereon to the redemption date, together with the applicable Make-Whole Amount (as hereinafter defined).

     On or before the redemption date specified in the notice of redemption given by the Company as provided in the Indenture, the Company shall deliver to each holder of the New Mortgage Bonds of the 6.99% Series to be redeemed, a certificate signed by a principal financial officer of the Company setting forth the Make-Whole Amount (determined in good faith by the Company as of the date five business days prior to the date of such redemption), if any, applicable to the New Mortgage Bonds of the 6.99% Series held by such holder so to be redeemed. In the event the Company shall incorrectly compute the Make-Whole Amount payable in connection with any New Mortgage Bond of the 6.99% Series, the holder of such Bond shall not be bound by such incorrect computation, but shall instead be entitled to receive an amount equal to the correct Make-Whole Amount, if any, computed in compliance with the terms hereof.

     As used in this Section 1:

     "Make-Whole Amount" shall mean the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding New Mortgage Bonds of the 6.99% Series being redeemed. If the Reinvestment Rate is equal to or higher than 6.99%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" shall mean the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the New Mortgage Bonds of the 6.99% Series being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder,
     then such other reasonably    comparable index which shall be
     designated by the holders of 66-2/3% in aggregate principal amount of the outstanding New Mortgage Bonds of the 6.99% Series.

          "Weighted Average Life to Maturity" of any of the New Mortgage Bonds of the 6.99% Series to be redeemed shall mean the number of years (rounded to the nearest one-twelfth of a year) obtained by dividing the then Remaining Dollar-Years of the New Mortgage Bonds of the 6.99% Series by the then outstanding principal amount of such Bonds. For the purposes of this definition, "Remaining Dollar-Years" means the sum of the amounts obtained by multiplying the amount of each then remaining sinking fund or other required repayment, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth of a year) which will elapse between the time of such determination and the date of such repayment.

     Section 2. Upon the notice and in the manner and with the effect provided in Article Five of the Original Indenture, as amended by Section 3 of this Article III, any of the New Mortgage Bonds of the 6.99% Series shall be redeemable on the first day of September in each year, commencing in 1998, by operation of the sinking fund provided for by Section 1 of
Article IV hereof, upon payment of the principal amount thereof together with accrued interest to the redemption date.

     Section 3. Whenever the Company shall propose to redeem less than all of the outstanding New Mortgage Bonds of the 6.99% Series on any redemption date, the Trustee, instead of selecting by lot, shall select the serial numbers of the New Mortgage Bonds of the 6.99% Series to be redeemed (in whole or in part) by prorating, as nearly as may be, the aggregate principal amount of the New Mortgage Bonds of the 6.99% Series to be redeemed among the registered owners of the New Mortgage Bonds of the 6.99% Series according to the principal amount thereof registered in their respective names. In any such proration, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of the New Mortgage Bonds of the 6.99% Series so prorated to any registered owner of the New Mortgage Bonds of the 6.99% Series shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any such registered owner on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular New Mortgage Bonds of the 6.99% Series (if there are more than one) registered in the name of any registered owner which are to be redeemed, in whole or in part. In any determination by proration pursuant to this Section, New Mortgage Bonds of the 6.99% Series held by the Company shall not be considered outstanding and shall be excluded in making the determination of the New Mortgage Bonds of the 6.99% Series to be redeemed.

     Notice of redemption of any New Mortgage Bonds of the 6.99% Series shall be given as provided in Section 5.04 of the Original Indenture, except that, in the case of redemption by operation of the sinking fund for such bonds, the notice shall state that the redemption is for the account of the sinking fund. If given by mail, the mailing of such notice shall be a condition precedent to redemption, provided that any notice which is mailed in the manner provided in Section 5.04 of the Original Indenture shall be conclusively presumed to have been duly given whether or not the holders receive such notice, and failure to give such notice by mall, or any defect in such notice, to the holder of any such bond designated for redemption in whole or in part shall not affect the validity of the redemption of any other such bond.

     Except for the determination of the serial numbers of the New Mortgage Bonds of the 6.99% Series to be redeemed (in whole or in part) by proration as provided in this Section when less than all of the New Mortgage Bonds of the 6.99% Series are to be redeemed on any redemption date and except for the changes in the giving of notice of redemption as provided in this Section, the procedures for redemption of the New Mortgage Bonds of the 6.99% Series shall be as provided in Article Five of the Original Indenture.

     Section 4. The Company, with the approval of the Trustee, may enter into a written agreement with the holder of any New Mortgage Bonds of the 6.99% Series providing that payment of such bonds called for redemption in part only be made directly by mail, wire transfer or in any other manner to the holder thereof without presentation or surrender thereof if there shall be delivered to the Trustee an agreement (which may be a composite with other such agreements) between the Company and such holder (or other person acting as agent for such holder or for whom such holder is a nominee) that payment shall be so made, and that in the event the holder thereof shall sell or transfer any such bonds (a) it will, prior to the delivery of such bonds, either (i) surrender such bonds to the Trustee to make a proper notation of the amount of principal paid thereon or (ii) surrender such bonds to the Trustee against receipt of one or more New Mortgage Bonds of the 6.99% Series in an aggregate principal amount equal to the unpaid principal portion of the bonds so surrendered, and (b) it will promptly notify the Company of the name and address of the transferee of any New Mortgage Bonds of the 6.99% Series so transferred. The Trustee shall not be liable or responsible to any such holder or transferee or to the Company or to any other person for any act or omission to act on the part of the Company or any such holder in connection with any such agreement. The Company will indemnify and save the Trustee harmless against any liability resulting from any such act or omission and against any liability resulting from any action taken by the Trustee in accordance with the provisions of any such agreement.

                           Article IV
                      Additional Covenants

     The Company covenants and agrees, subject to the terms and of this Section, that it will pay to the Trustee on or before the last day of August, 1998 and on or before the last day of August in each calendar year thereafter so long as any New Mortgage Bonds of the 6.99% Series shall be outstanding (each such last day of August being referred to herein as a "sinking fund payment date") as and for a cash sinking fund for the retirement of New Mortgage Bonds of the 6.99% Series, a sum in cash sufficient to redeem on the first day of September next following such sinking fund payment date, at the redemption price for the redemption of New Mortgage Bonds of the 6.99% Series by operation of the sinking fund, a principal amount of bonds of said series at least equal to twenty per centum of the greatest principal amount of bonds of said series outstanding at any time (determined as in this Section provided) between September 1, 1992, and the end of the calendar year immediately preceding such sinking fund payment date. Cash paid to the Trustee by the Company pursuant to this Section shall be applied by the Trustee to the redemption on the next following the first day of September of the specified principal amount of New Mortgage Bonds of the 6.99% Series in accordance with provisions of this Section; and the Company shall carry out the procedures required of it for such redemption.

     On or before the first day of July in each year beginning with the calendar year 1998, so long as any New Mortgage Bonds of the 6.99% Series shall be outstanding, the Company shall deliver to the Trustee a certificate, signed in the name of the Company by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, containing the statements required by Section 1.05 of the Original Indenture, and showing the greatest principal amount of New Mortgage Bonds of the 6.99% Series outstanding at any time between September 1, 1992 and the end of the preceding calendar year, determined in accordance with the provisions of this Section, which certificate shall include, or be accompanied by, the notice from the Company to the Trustee pursuant to
Section 5.04 of the Original Indenture, as amended by Section 3 of Article III hereof, specifying the principal amount of the New Mortgage Bonds of the 6.99% Series to be redeemed on the first day of September next following by operation of the sinking fund provided for by this Section.

     In determining under the provisions of this Section the principal amount of New Mortgage Bonds of the 6.99% Series outstanding under the Indenture, there shall be excluded the principal amount of any bonds of said series authenticated under the Indenture which are owned by the Company.

     Any and all New Mortgage Bonds of the 6.99% Series received by the Trustee pursuant to any provision of this Section shall thereupon be canceled and destroyed by the Trustee.

     If the first day of September in the calendar year 1998, or in any calendar year thereafter so long as any New Mortgage Bonds of the 6.99% Series shall be outstanding, is a legal holiday or day on which banking institutions which act as paying agents hereunder are authorized by law to close, then payment of the redemption price (including interest payable upon redemption) for purposes of redemption of New Mortgage Bonds of the 6.99% Series by operation of the sinking fund provided for by this Section may be made on the next succeeding day which is not a legal holiday or a day on which such banking institutions are authorized by law to close with the same force and effect as if made on the nominal redemption date, and no interest shall accrue for the period after the nominal redemption date.

                           Article V
                          The Trustee

     The Trustee hereby accepts the trusts hereby declared provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                           Article VI
                    Miscellaneous Provisions

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, said Northwestern Public Service Company has caused this Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and The Chase Manhattan Bank (National Association), in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the 1st day of September, 1995.

                              Northwestern Public Service Company


                              By
                                        Vice President

(CORPORATE SEAL)

ATTEST:


     Corporate Secretary
                                                       The Chase Manhattan
                              Bank (National Association)


                              By
                                        Vice President

(CORPORATE SEAL)

ATTEST:


     Assistant Secretary

State Of South Dakota    )
                         )  SS
County Of Beadle         )


     Be it Remembered, that on this _____ day of August, 1995, before me, Susan M. Anderson, a Notary Public within and for the County and State aforesaid, personally came D. K. Newell, Vice President - Finance, and Alan
D. Dietrich, Corporate Secretary of Northwestern Public Service Company, a Delaware corporation, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice President - Finance and Corporate Secretary, respectively, and as the free and voluntary act of Northwestern Public Service Company for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.



(Notarial Seal)
                                             Susan M. Anderson
                                        Notary Public, Beadle County, S.D.
                                         My Commission expires June 8, 2000

State Of New York        )
                         )  SS
County Of Kings          )


     Be it Remembered, that on this _____ day of August, 1995, before me, _______________, a Notary Public within and for the County and State aforesaid, personally came _________________, Vice President, and _________________, Assistant Secretary of The Chase Manhattan Bank (National Association), a national banking association, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, and as the free and voluntary act of The Chase Manhattan Bank (National Association) for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.



(Notarial Seal)
                                        Notary Public, State of New York
                                        No. __________
                                        Qualified in Kings County
                                        Commission expires ________, ____